THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT. THESE SECURITIES MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.


                                     WARRANT
                           to Purchase Common Stock of
                                  NEXMED, INC.
                             Expiring July 27, 2003

         This Warrant certifies that Griffin Securities, Inc., ("Griffin") or its registered and permitted assigns (the "Holder"), is entitled to, subject to the terms set forth below, subscribe for and purchase from NEXMED, INC., a Nevada corporation (the "Company"), an aggregate of 15,000 (FIFTEEN THOUSAND) duly authorized, validly issued, fully paid and nonassessable shares of the Company's common stock, $.001 par value per share (the common stock, including any stock into which it may be changed, reclassified, or converted, and as it may be adjusted pursuant to Section 4(A) below, is herein referred to as the "Common Stock"). This Warrant is issued pursuant to an agreement letter dated July 27, 2001 by Griffin and Company (the "Agreement").

         This Warrant is subject to the following provisions, terms and conditions:

Section 1.       EXERCISE OF WARRANT.

         To exercise this Warrant in whole or in part, the Holder shall deliver to the Company at its principal office, (a) a written notice, in substantially the form of the Exercise Notice appearing at the end of this Warrant, of the Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (b) cash or certified check payable to the Company in an amount equal to the aggregate purchase price of the number of shares of Common Stock being purchased, and (c) this Warrant. The Company shall as promptly as practicable, and in any event within 10 days thereafter, execute and deliver or cause to be executed and delivered, in accordance with such notice, a stock certificate or certificates representing the aggregate number of shares of Common Stock specified in such notice. The stock certificate or certificates so delivered shall be in such denominations as may be specified in such notice and shall be issued in the name of the Holder or such other name as shall be designated in accordance with this Warrant. Such stock certificate or certificates shall be deemed to have been issued and the Holder or any other person so designated to be named in accordance with this Warrant therein shall be deemed for all purposes to have become a holder of record of such shares immediately prior to the close of business on the date such notice is received by the Company as aforesaid. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said stock certificate or certificates, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the remaining shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issue and delivery of such stock certificates and new Warrant, except that, in case such certificates or new Warrants shall be registered in a name or names of an assignee permitted under Sections 2 and 3 below, funds sufficient to pay all stock transfer taxes that are payable upon the issuance of such stock certificates or new Warrant shall be paid be the Holder at the time or delivering the notice of exercise mentioned above.

         All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable.

         The Company shall not be required upon any exercise of this Warrant to issue a certificate representing any fraction of a share of Common Stock, but in lieu thereof, shall pay to the Holder cash in an amount equal to a corresponding fraction (calculation to the nearest 1/100 of a share) of the purchase price of one share of Common Stock as of the date of receipt by the Company of notice of exercise of this Warrant.

Section 2.       TERMS AND CONDITIONS OF WARRANTS.

         (A) Exercise Period. This Warrant to the extent vested, shall be exercisable at any time on or after the date hereof (the "Exercise Date"), and shall expire at 5:00 p.m., New York City time, on July 27, 2003 (the "Expiration Date").

         (B) Purchase Price. The purchase price per share of Common Stock shall be $7.00.

         (C)     Vesting Schedule. The Warrants shall vest immediately.

         (D) Payment of Purchase Price upon Exercise. The Purchase Price of the Common Stock as to which a Warrant is exercised shall be paid to the Company at the time of exercise in cash or certified check payable to the Company.

         (E) Transferability and Exercise of Warrants. This Warrant shall be exercisable (a) only under circumstances such that the issue of Common Stock issuable upon such exercise or conversion is exempt from the requirements of registration under the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities law or (b) upon registration of such Common Stock in compliance therewith. This Warrant and the Common Stock issuable upon the exercise thereof shall only transferable under circumstances such that the transfer is exempt from the requirements of registration under the Securities Act and any applicable state securities law. By acceptance hereof, the Holder agrees to comply with such laws.

         (F)     Investment Representation. The Holder, by acceptance hereof,
(i) hereby represents that he is an "Accredited Investor"' under Rule 501(a) of Regulation D promulgated under Section 4(2) of the Securities Act, and (ii) acknowledges that this Warrant and, to the extent not registered under the Securities Act, any Common Stock purchased or acquired pursuant hereto is being or will be acquired solely for the Holder's own account and not as a nominee for any other party, and with a current investment intent and not with a view to distribution thereof. The Holder shall deliver to the Company, at the time of any exercise of this Warrant or portion thereof, a written representation that the shares of Common Stock to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Delivery of such representation prior to the delivery of any Common Stock issued upon exercise of a Warrant shall be a condition precedent to the right of the Holder or such other person to purchase any Common Stock. In the event certificates for Common Stock are delivered upon the exercise of this Warrant with respect to which such an investment representation has been obtained, the Company may cause a legend or legends to be placed on such certificates to make appropriate reference to such representations and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

Section 3.       TRANSFER, DIVISION AND COMBINATION.

         The Company agrees to maintain at its principal office books for the registration and transfer of this Warrant, and, subject to the provisions of
Section 2(E) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, on such books at such office, to employees of Griffin, upon surrender of this Warrant at such office, together with a written assignment of this Warrant duly executed by the Holder or his agent or attorney and funds sufficient to pay any stock transfer taxes payable upon the making of such transfer. Upon such surrender and payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be canceled. A Warrant may be exercised by a new holder for the purchase of shares of Common Stock without having a new Warrant issued. All of the provisions of this Section 3 are subject to the provisions of Section 2 above.

Section 4.       GENERAL PROVISIONS.

         (A) Certain Adjustments. In the event of any change in the Common Stock by reason of any stock dividend, recapitalization, reorganization, split-up, combination or exchange of shares, or of any similar change affecting the Common Stock, the number and kind of shares subject to this Warrant and the purchase price per share thereof shall be appropriately adjusted consistent with such change in such manner as the Board of Directors of the Company (the "Board") may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, the Holder hereunder. Any adjustment of this Warrant pursuant to this Section 4(A) shall be made only to the extent not constituting a "modification" within the meaning of Section 424(h)(3) of the Internal Revenue Code of 1986, as amended from time to time, unless the Holder shall agree otherwise. The Board shall give notice to the Holder of any adjustment made pursuant to this Section 4(A) and, upon notice, such adjustment shall be effective and binding for all purposes under this Warrant.

         (B) Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute or deliver to the Holder a supplemental warrant agreement providing that the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which the vested portion of such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in this Section 4, so that, the above provisions shall similarly apply to successive consolidations or mergers.

         (C) Taxes. The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state and local taxes required by law to be withheld with respect to this Warrant, including, but not limited to (i) deducting the amount required to be withheld from any other amount then or thereafter payable to the Holder, and
(ii) requiring the Holder to pay to the Company the amount required to be withheld as a condition of releasing Common Stock. In addition, subject to such rules and regulations as the Board shall from time to time establish, the Holder shall be permitted to satisfy federal, state and local taxes, if any, imposed upon the issuance of Common Stock at a rate up to the Holder's maximum marginal tax rate with respect to each such tax by (i) irrevocably electing to have the Company deduct from the number of shares of Common Stock otherwise deliverable upon exercise of a Warrant such number of shares of Common Stock as shall have a value equal to the amount of tax to be withheld, (ii) delivering to the Company such portion of the Common Stock delivered upon exercise of the Warrant as shall have a value equal to the amount of tax to be withheld, or (iii) delivering to the Company such Common Stock or combination of Common Stock and cash as shall have a value equal to the amount of tax to be withheld.

         (D) General Creditor Status. The Holder shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations hereunder. Nothing contained herein, and no action taken pursuant hereto, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and the Holder or any other person. To the extent that any person or entity acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured general creditor of the Company.

         (E) No Liability of Board Members. The Holder of this Warrant agrees that no member of the Board shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Board nor for any mistake of judgment made in good faith.

Section 5.       COVENANT TO RESERVE SHARES OF COMMON STOCK.

         The Company covenants and agrees that it will at all times reserve and set apart and have, free from preemptive rights, a number of shares of authorized but unissued Common Stock sufficient to enable it at any time to fulfill all its obligations hereunder.

Section 6.       NOTICE.

         In the event that:

         (A) the Company proposes to split its stock or pay any dividend payable in stock (of any class or classes) or any obligations or stock convertible into or exchangeable for shares of Common Stock upon its Common Stock or make any distribution (other than ordinary cash dividends) to the holders of its Common Stock;

         (B) the Company proposes to effect any capital reorganization or reclassification of capital stock of the Company;

         (C) the Company proposes to consolidate with, or merge into, any other Company or to transfer its property as an entirety or substantially as an entirety; or

         (D) the Company proposes to effect the liquidation, dissolution or winding up of the Company;


         then in each such case the Company shall cause notice of any such intended action to be given to the Holder of this Warrant not less than 30 days before the date on which the transfer books of the Company shall close or a record shall be taken for such action, or the date when such capital reorganization, reclassification, consolidation, merger, transfer, liquidation, dissolution or winding up shall be effective, as the case may be.

         Any notice or other document required or permitted to be given or delivered to the Holder of this Warrant shall be delivered by facsimile transmission, reliable courier or first-class mail postage prepaid to the holder of this Warrant at the last address shown on the books of the Company maintained for the registry and transfer of this Warrant. Any notice or other document required or permitted to be given or delivered to holders of record of Common Stock issued pursuant to this Warrant shall be delivered by facsimile, reliable courier or first-class mail postage prepaid to such holder at such holder's address as the same appears on the stock records of the Company. Any notice or other documents required or permitted to be given or delivered to the Company shall be delivered by facsimile transmission reliable courier or first-class mail postage prepaid to the principal office of the Company or delivered to the office of one of the Company's executive officers at such address, or such other address as shall have been furnished by the Company to the Holders of record of this Warrant and the holders of record of such Common Stock.

Section 7.       REGISTRATION RIGHTS.

         (A) Piggyback Registration. If, at any time from July 27, 2001 to July 27, 2003, the Company proposes to register any of its equity securities under the Securities Act (other than in connection with a merger or consolidation or pursuant to Form S-8, S-4 or comparable registration statement) it will give written notice, at least fifteen days prior to the filing of each such registration statement, to the holders of the Warrants and shares of Common stock issued upon exercise of the Warrants (the "Warrant Securities") of its intention to do so. If the holders of at least 51% of the Warrant Securities (assuming, for this purpose, that all Warrants are at that time exercised) (the "Majority Holders") notify the Company within ten days after receipt of any such notice of its or their desire to include any shares of Common Stock issued or issuable upon exercise of the Warrants (the "Warrant Shares") in such proposed registration statement, the Company shall, subject to the provisions set forth below, afford such holders the opportunity to have such Warrant Shares registered for resale under such registration statement. If such registration is an underwritten registration, the holders of the Warrant Shares participating in the offering shall participate in the underwriting, except that if the managing underwriters advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting such underwriters' ability to effect an orderly distribution of such securities, the Company will not be required to include the Warrant Shares in such registration statement or in any registration statement filed within 90 days after the effective date of the underwritten offering. Notwithstanding the provisions of this Section 7(a), the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7(a) (irrespective of whether a written request for inclusion of any such Warrant Shares shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after filing but prior to the effective date thereof.

         (B) Rule 144(k). Notwithstanding the provisions of Section 7(a) above, the Company shall not be required to register any Warrant Shares which are eligible for sale pursuant to Rule 144(k) under the Securities Act.

         (D) Expenses. All expenses (other than underwriting discounts and commissions and legal, accounting and other professional fees incurred by holders of Warrant Securities) incurred in connection with registration, filings or qualifications pursuant to the registration requests made pursuant to Section 7(a), including, without limitation, all registration, listing, filing and qualification fees, printers and accounting fees and the fees and disbursements of counsel for the Company, shall be borne by the Company.

         (E)     Additional Matters. In connection with any registration under
Section 7(a) above, it is agreed as follows:

         The Company will take all necessary action which may be required in qualifying or registering the Warrant Shares included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested in writing by the relevant holder(s) thereof, provided that the Company shall not be obligated to execute or file any general consent to service or process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

         The Company shall indemnify the holder(s) of the Warrant Shares to be sold pursuant to any registration statement and each person, if any, who controls such holders within the meaning of Section 15 of the Securities Act or
Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject based on any untrue statement or alleged untrue statement contained in the registration statement or in any prospectus contained therein of a material fact, or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except as to matters set forth in Section 7(e)(iii), below.

         The holder(s) of the Warrant Shares to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such holders, or their successors or assigns, for specific inclusion in such registration statement.

         The Company shall furnish to each holder of Warrant Shares participating in the offering and to each underwriter, if any, one conformed copy of the registration statement and such number of copies of the prospectus contained in such registration statement as such holder or underwriter may reasonably request.

Section 8.       LIMITATION OF LIABILITY; NOT SHAREHOLDERS.

         No provision of this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive dividends or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matter whatsoever as shareholders of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no more enumeration herein of the rights or privileges of the Holder shall give rise to any liability of Holder for the purchase price or as a shareholder of the Company, whether such liability is asserted by the Company, creditors of the Company or others.

Section 9.       LOSS, DESTRUCTION, ETC. OF WARRANT.

         Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of this Warrant, the Company will make and deliver a new Warrant, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant. Any Warrant issued under the provisions of this Section 8 in lieu of any Warrant alleged to be lost, destroyed or stolen, or of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company.

Section 10.      AMENDMENTS.

         Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally or in writing, provided that any term of this Warrant may be amended or the observance of such term may be waived (either generally in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Company and the holders of the Warrants that are exercisable for a number of shares of Common Stock that represent in the aggregate at least a majority of the total number of shares of Common Stock for which all of the Warrants are then exercisable (whether or not the holder of this Warrant consents).

Section 11.      GOVERNING LAW, CONSENT TO JURISDICTION AND CONFLICTING
                 DOCUMENTS.

         This Warrant shall be governed by the laws of the State of New York without regard to its conflict of laws principles or rules. This Warrant shall be deemed to have been executed and delivered at and shall be deemed to have been made in New York, New York.

         Any legal action, suit or proceeding arising out of or relating to this Warrant may only be instituted in any federal or state court located in New York County, State of New York, and the Company agrees not to assert, by way of motion, as a defense or otherwise, in any action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such courts, that the action, suit or proceeding if brought in such courts, would be an inconvenient forum, that the venue of the action, suit or proceeding, if brought in any of such courts, is improper or that this Warrant or the subject matter may not be enforced in or by such courts on jurisdictional grounds.

         In the event of any conflict or inconsistency between the terms of this Warrant and the Agreement, the terms of this Warrant shall prevail.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by its duly authorized officer.


Dated:

                                    NEXMED, INC.





                                    By:
                                       Y. Joseph Mo, Ph.D.
                                       President & C.E.O.

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.


ASSIGNMENT FORM

(To be executed only upon transfer of this Warrant)

         For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto __________________ (the "Assignee") the right represented by such Warrant to purchase ___________ shares of Common Stock and all other rights of the Holder with respect thereto under the within Warrant, and appoints ________________ as Attorney to make such transfer on the books of NexMed, Inc. maintained for such purpose, with full power of substitution in the premises.

         The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired for investment and not with a view toward distribution or resale.



Dated:
      ----------------------

                                    Signature
                                             ------------------------------

                                             ------------------------------
                                                      (Print Name)


                                             ------------------------------
                                                    (Street Address)


                                             ------------------------------
                                             (City)     (State)  (Zip Code)

                                 EXERCISE NOTICE

The undersigned, the Holder, hereby elects to exercise purchase rights represented by such Warrant for, and to purchase thereunder, __________________ shares of the Common Stock covered by such Warrant and herewith makes payment in full therefor of $_____________ cash and/or by cancellation of $____________ of indebtedness of the Company to the Holder hereof and requests that, subject to the terms and conditions of the Warrant, certificates for such shares (and any securities or property deliverable upon such exercise) be issued in the name of and delivered to ____________________________________ whose address is
________________________________________________________ and whose social security or employer identification number is _________________________________.

The undersigned agrees that, in the absence of an effective registration statement with respect to Common Stock issued upon this exercise, the undersigned is acquiring such Common Stock for the Holder's own account and not as a nominee for any other party, for investment and not with a view to distribution thereof and that the certificate or certificates representing such Common Stock may bear a legend substantially as follows:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES MAY NOT BE TRANSFERRED EXCEPT UPON THE CONDITIONS SPECIFIED IN THIS WARRANT CERTIFICATE, AND NO TRANSFER OF THESE SHARES SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH CONDITIONS SHALL HAVE BEEN COMPLIED WITH.

In addition, the undersigned agrees that, in the absence of an effective registration statements with respect to Common Stock issued upon this exercise, stop transfer instructions will be entered on the Company's stock transfer records with respect to Common Stock issued upon this exercise.

Dated:
      --------------------------


Signature guaranteed:
                     ------------------------------